May 3, 2023 Conduent Q1 2023 Financial Results

2 Forward-Looking Statements This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” "plan," “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” "continue to," "if,” “growing,” “projected,” “potential,” “likely,” "see", "ahead", "further," "going forward," "on the horizon," and similar expressions, as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, statements regarding our financial results, condition and outlook; changes in our operating results; general market and economic conditions; our long-term game plan; our belief that our team of talented associates and technology-led solutions strongly position us as the partner that can help our clients through these uncertain times; our continued focus on incremental improvement in our sales, operations, technology performance and capabilities to drive sustained success; our projected financial performance for the full year 2023, including all statements made under the sections captioned “FY 2022 Actuals and 2023 Outlook” and "Segment Revenue Trend" within this presentation. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied herein as anticipated, believed, estimated, expected or intended or using other similar expressions. In accordance with the provisions of the Litigation Reform Act, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this presentation, any exhibits to this presentation and other public statements we make. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: government appropriations and termination rights contained in our government contracts; our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our reliance on third-party providers; risk and impact of geopolitical events and increasing geopolitical tensions (such as the war in Ukraine), macroeconomic conditions, natural disasters and other factors (such as pandemics, including coronavirus) in a particular country or region on our workforce, customers and vendors; conditions abroad, including local economics, political environments, fluctuating foreign currencies and shifting regulatory schemes; relying on third party providers; our ability to deliver on our contractual obligations properly and on time; changes in interest in outsourced business process services; claims of infringement of third-party intellectual property rights; our ability to estimate the scope of work or the costs of performance in our contracts; the loss of key senior management and our ability to attract and retain necessary technical personnel and qualified subcontractors; our failure to develop new service offerings and protect our intellectual property rights; our ability to modernize our information technology infrastructure and consolidate data centers; the continuing effects of the COVID-19 pandemic on our business, operations, financial results and financial condition, which is dependent on developments which are uncertain and cannot be predicted; the failure to comply with laws relating to individually identifiable information and personal health information; the failure to comply with laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to comply with data security standards; developments in various contingent liabilities that are not reflected on our balance sheet, including those arising as a result of being involved in a variety of claims, lawsuits, investigations and proceedings; changes in tax and other laws and regulations; risk and impact of potential goodwill and other asset impairments; our significant indebtedness and the terms of such indebtedness; our failure to obtain or maintain a satisfactory credit rating and financial performance; our ability to receive dividends or other payments from our subsidiaries; our ability to obtain adequate pricing for our services and to improve our cost structure; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from or failure of significant clients; fluctuations in our non-recurring revenue; increases in the cost of voice and data services or significant interruptions in such services; changes in government regulation and economic, strategic, political and social conditions; volatility of our stock price and the risk of litigation following a decline in the price of our stock; economic factors such as inflation, the level of economic activity and labor market conditions, as well as rising interest rates; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our Annual Reports on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this presentation speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law. Cautionary Statements

3 Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. Refer to the "Non-GAAP Financial Measures" and "Non-GAAP Reconciliations" sections in this document for a discussion of these non-GAAP measures and their reconciliation to the reported U.S. GAAP measures. Cautionary Statements

Q1 2023 Highlights

CONDUENT

Q1 Results / Metrics	

- Adj.Revenue[1]: $922M
- Adj. EBITDA[1]: $90M
- Adj. EBITDA Margin[1]: 9.8%
- New business signings ACV[2]: $125M
- Net ARR Activity Impact (TTM)[2,3]: $108M

Highlights

- Q1 financials met internal expectations on Revenue and EBITDA
- Q1 sales lower YoY with a push to the right and optimism for Q2 sales
- Sales pipeline strong and building, with large late-stage opportunities
- Large-scale Public Sector implementations underway:
    - Q1 impacted by Transportation extended completion timelines
    - Large-scale Government Healthcare implementations in full swing driving increased revenue
- March 2023 Investor Briefing outlined:
    - 3-year growth expectations
    - Areas of strategic focus
    - Plans to lean and rationalize the portfolio

(1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted Revenue, Adjusted EBITDA and Adjusted EBITDA Margin.

(2) Full definition in the Appendix.

(3) Trailing Twelve Months.

4

5 Key Sales Metrics New Business ACV(1) Full Year New Business ACV(1) by Segment (1) Full definition in the Appendix. (2) Trailing Twelve Months. (3) 2022 amounts have been revised to exclude a large client we no longer consider in these metrics. $464 $244 Q1' 22 Q1' 23 $0M $250M $500M New Business TCV(1,3) $108 $61 Q1' 22 Q1' 23 $0M $50M $100M $150M $66M $32M $27M Commercial Government Transportation Net ARR Activity (TTM)(1,2) $102 $104 $70 $114 $108 Q1' 22 Q2' 22 Q3' 22 Q4' 22 Q1' 23 $0M $50M $100M $150M $167 $125 Q1' 22 Q1' 23 $0M $100M $200M New Business ARR(1,3)

6 Key Sales Metrics Trends TCV Signings (incl. ARR(1) + NRR(1)) $936 $302 $658 $580 $390 $464 $396 $347 $680 $244 Renewal NB Q1' 22 Q2' 22 Q3' 22 Q4' 22 Q1' 23 $0M $500M $1,000M $1,500M New Business (ARR(1) + NRR(1) Breakdown) $108 $100 $89 $106 $61 $62 $82 $106 $193 $67 NB ARR NB NRR Q1' 22 Q2' 22 Q3' 22 Q4' 22 Q1' 23 $0M $150M $300M New Business ARR Avg. Contract Length $167 $180 $191 $194 $125 Q1' 22 Q2' 22 Q3' 22 Q4' 22 Q1' 23 $0M $150M $300M New Business ACV(1) Signings 3.7yrs 3.1yrs 2.7yrs 4.6yrs 2.9yrs Q1' 22 Q2' 22 Q3' 22 Q4' 22 Q1' 23 —yrs 2.5yrs 5.0yrs (1) Full definition in the Appendix.

7 Q1 2023 P&L Metrics $960M $922M Q1 2022 Q1 2023 $—M $500M $1,000M $1,500M (4.0)% Y/Y (3.7)% in CC Adj. Revenue(1) $107M / 11.1% $90M / 9.8% Q1 2022 Q1 2023 $0M $50M $100M $150M Adj. EBITDA(1) / Adj. EBITDA Margin(1) (15.9)% Y/Y • Adj. Revenue(1): Decline driven by a number of discrete items in the current and prior year quarter evidenced on the following slide. • Adj. EBITDA(1) and Adj. EBITDA Margin(1): Decline driven by a number of discrete items in the current and prior year quarter evidenced on the following slide. (5.0)% (8.0)% (4.1)% (4.5)% (4.0)% Q1' 22 Q2' 22 Q3' 22 Q4' 22 Q1' 23 Adj. Revenue(1) Trend (Y/Y Compare) (1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted Revenue, Adjusted EBITDA and Adjusted EBITDA Margin.

Q1 2023 P&L by Segment

CONDUENT

Adj. Revenue[1]


Transportation, $150M
(7.4)% Y/Y
Government, $264M
(7.7)% Y/Y
Commercial, $508M
(0.8)% Y/Y

- **Commercial:** Decrease driven by the final impact of the previously disclosed merger of 2 clients resulting in lost volume, partially offset by higher interest rates positively impacting BenefitWallet.
- **Government:** Decrease driven by non-recurring stimulus payments volume in the prior year, legacy lost business and an out-of-period adjustment, partially offset by new business ramp.
- **Transportation:** Decrease mainly driven by extended completion timelines in our Transit solutions service offering, affecting the recognition timeframe for revenue.

Adj. EBITDA[1] Contributions


20.4% Y/Y
$65M
Commercial
0.0% Y/Y
$83M
Government
(82.4)% Y/Y
$3M
Transportation
$(61)M
(29.8)% Y/Y
Unallocated Costs
(15.9)% Y/Y
$90M
Adjusted EBITDA

- **Commercial:** Increase driven by higher interest rates impacting BenefitWallet and cost reductions from efficiency initiatives; margin 12.8% up 230 bps Y/Y.
- **Government:** Substantially unchanged, driven by approx. $17M reversal of reserves related to a favorable legal settlement, partially offset by the out-of-period adjustment; margin 31.4% up 240 bps Y/Y.
- **Transportation:** Reduction mainly driven by extended completion timelines, with anticipated recovery in Q2; margin 2.0% down (850) bps Y/Y.
- **Unallocated Costs:** Increase primarily due to the $14M insurance recovery in the prior year period.

(1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted Revenue, Adjusted EBITDA and Adjusted EBITDA Margin.

8

9 Q1 2023 Cash Flow and Balance Sheet Q1 2023 Cash(2) Balance Changes Balance Sheet For the complete set of footnotes associated with this slide, please refer to the last page of the Appendix. ($ in millions) 12/31/2022 3/31/2023 Total Cash(2) $598 $547 Total Debt(4) 1,282 1,278 Term Loan A(3) due 2026 252 249 Term Loan B(3) due 2028 510 509 Revolving Credit Facility due 2026(5) — — Senior Notes due 2029 520 520 Finance leases and Other loans 53 59 Net adjusted leverage ratio(7) 1.8x 2.1x Debt Maturity(8) $598M $(37)M $(14)M $547M Cash Beginning of Period Adjusted Free Cash Flow (1) Financing and Other Activity Cash End of Period • Adj. Free Cash Flow(1): $(37)M • Capex(6) as % of revenue: 2.7% • Net adjusted leverage ratio(7): 2.1x • $547M of cash(2) at end of Q1 2023 • $548M Available Revolving Credit Facility $14M $18M $18M $5M Term Loan A & B Senior Notes 2023 2024 2025 2026 2027 2028 2029 $218M $485M $520M

10 FY 2022 Actuals and 2023 Outlook(4) (1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted Revenue, Adjusted EBITDA and Adjusted EBITDA Margin. (2) Refer to Appendix for definition and complete Non-GAAP reconciliation of Adjusted Free Cash Flow. (3) Normalized for the impact of payment of deferred payroll taxes primarily related to the CARES Act of $27M in 2022, Adjusted Free Cash Flow as a percentage of Adjusted EBITDA is approximately 8% in 2022. Adjusted Free Cash Flow for 2023 includes an outstanding US Federal tax refund of $29M expected to be received in 2023. (4) Refer to Appendix for definition of Non-GAAP Outlook and Government Stimulus Revenue. FY 2022 Actuals FY 2023 Outlook (4) $3,851MAdj. Revenue(1) Other Modeling Considerations Actuals Adj. EBITDA(1) / Adj. EBITDA Margin(1) Adj. Free Cash Flow(2) as % of Adj. EBITDA(1) $3,700M - $3,800M Government Stimulus Revenue(4) Net Interest Expense Restructuring CapEx $394M / 10.2% 1.5%(3) 10.0% - 10.8% 15% - 20%(3) $42M $0M $77M Approx. $90M $39M $193M Approx. $40M Approx. $160M

Appendix

12 Government Revenue Trend (8.9)% (17.0)% (15.9)% (5.5)% (7.7)% Q1' 22 Q2' 22 Q3' 22 Q4' 22 Q1' 23 Transportation Revenue Trend (12.0)% (3.2)% 1.1% (5.6)% (7.4)% Q1' 22 Q2' 22 Q3' 22 Q4' 22 Q1' 23 Commercial Revenue Trend 0.0% (3.7)% 2.2% (3.4)% (0.8)% Q1' 22 Q2' 22 Q3' 22 Q4' 22 Q1' 23 Segment Revenue Trend • Commercial: ◦ New business ramp, better client retention and interest rate increases support a constant currency growth trajectory over time. • Government: ◦ Stimulus payments volumes in 2022 and legacy lost business created a grow over challenge for 2023. The Q4 2022 new business signings and strong pipeline position this segment for growth over time. • Transportation: ◦ New business signings position this segment for constant currency revenue growth over time.

13 Q1 Highlights and Recognition A collaborative, team-oriented culture laser-focused on driving valuable outcomes for clients

14 Definitions New Business Total Contract Value (TCV): Estimated total future revenues from contracts signed during the period related to new logo, new service line or expansion with existing customers. New Business Non-Recurring Revenue (NRR): Metric measures the non-recurring revenue for any new business signing, includes: i. Signing value of any contract with term less than 12 months ii. Signing value of project based revenue, not expected to continue long term. New Business Annual Recurring Revenue (ARR): Metric measures the revenue from recurring services provided to the client for any new business signing. ARR represents the recurring services provided to a customer with the opportunity for renewal at the end of the contract term. The calculation of ARR is (Total Contract Value less Non-Recurring Revenue) divided by the Contract Term. New Business Annual Contract Value (ACV): (New Business TCV / contract term) multiplied by 12. Renewal TCV Signings: Estimated total future revenues from contracts signed during the period related to renewals. Renewal Signings Annual Recurring Revenue (ARR): Metric measures the revenue from recurring services provided to the client for any renewal signing. ARR represents the recurring services provided to a customer with the opportunity for renewal at the end of the contract term. The calculation of ARR is: (Total Contract Value - Non-Recurring Revenue) / the Contract Term. Net ARR Activity: Projected Annual Recurring Revenue for contracts signed in the prior 12 months, less the annualized impact of any client losses, contractual volume and price changes, and other known impacts for which the company was notified in that same time period, which could positively or negatively impact results. The metric annualizes the net impact to revenue. Timing of revenue impact varies and may not be realized within the forward 12-month timeframe. The metric is for indicative purposes only. This metric excludes COVID-related volume impacts and non-recurring revenue signings. This metric is not indicative of any specific 12 month timeframe. Total New Business Pipeline (Cumulative Pipeline): TCV pipeline of deals in all sell stages. Extends past next 12 month period to include total pipeline. Excludes the impact of divested business as required. Implied New Business Average Contract Length: (New business TCV – New business NRR) / New business ARR = Implied New Business Average Contract Length.

15 Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non- GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate. We make adjustments to Net Income (Loss) before Income Taxes for the following items, as applicable, to the particular financial measure, for the purpose of calculating Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate: • Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period. • Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • (Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs. • Goodwill Impairment. This represents goodwill impairment charges related to the lower than expected new customer contract signings and an unexpected softening of the future business pipeline for certain solutions in our Commercial segment. • Litigation settlements (recoveries), net. Litigation settlements (recoveries), net represents provisions for various matters subject to litigation. • Other charges (credits). This includes Other (income) expenses, net on the Condensed Consolidated Statements of Income (loss) and other insignificant (income) expense associated with providing transition services on the California Medicaid contract loss and other adjustments. • Abandonment of Cloud Computing Project. This includes charges in connection with the abandonment of a cloud computing project. The costs include writing off previously capitalized costs and accruing remaining hosting fees that continue to be incurred without any economic benefit. • Divestitures. Revenue and Adjusted EBITDA of divested businesses are excluded. The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that the adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business. Non-GAAP Financial Measures

16 Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Revenue, Costs and Expenses and Operating Margin for the following items, as applicable,for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin: • Amortization of acquired intangible assets. • Restructuring and related costs. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs. • Litigation settlements (recoveries), net. • Other charges (credits). • Abandonment of Cloud Computing Project. • Divestitures. We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business. Non-GAAP Financial Measures

17 Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement amortization adjusted for the following items. Adjusted EBITDA Margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable: • Restructuring and related costs. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs. • Litigation settlements (recoveries), net. • Abandonment of Cloud Computing Project. • Other charges (credits). • Divestitures. Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner. Non-GAAP Financial Measures

18 Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. Adjusted Free Cash Flow Adjusted Free Cash Flow is defined as Free Cash Flow from above plus adjustments for litigation insurance recoveries, transaction costs, taxes paid on gains from divestitures and litigation recoveries, proceeds from failed sale-leaseback transactions and certain other identified adjustments. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities; by excluding these items, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, it is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs. Revenue at Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing the outlook for Adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable U.S. GAAP financial measure. A description of the adjustments which historically have been applicable in determining Adjusted EBITDA are reflected in the table within this presentation. In addition, for "Full Year 2022 Actuals" we are excluding the impacts of $7 million of Revenue and $2 million of Adjusted EBITDA related to the divestiture of the Midas business. We are providing such outlook only on a non-GAAP basis because the Company is unable without unreasonable efforts to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided an outlook for Adjusted revenue only on a non-GAAP basis using foreign currency translation rates as of current period end due to the inability to, without unreasonable efforts, accurately predict foreign currency impact on revenues. Outlook for Adjusted Free Cash Flow is provided as a factor of expected Adjusted EBITDA, and such outlook is only available on a non-GAAP basis for the reasons described above. For the same reason, we are unable to provide GAAP expected adjusted tax rate, which adjusts for our non-GAAP adjustments. Government Stimulus Revenue Revenue from payment volumes in our Government Services segment resulting from the Pandemic Supplemental Nutritional Assistance Program (PSNAP) and supplemental unemployment insurance. Non-GAAP Financial Measures

19 Non-GAAP Reconciliations (in millions) Q1 2023 FY 2022 Q4 2022 Q3 2022 Q2 2022 Q1 2022 Revenue $ 922 $ 3,858 $ 986 $ 977 $ 928 $ 967 Adjustment: Divestitures(1) — (7) — — — (7) Adjusted Revenue 922 3,851 986 977 928 960 Foreign currency impact 3 39 9 14 11 5 Revenue at Constant Currency $ 925 $ 3,890 $ 995 $ 991 $ 939 $ 965 ADJUSTED NET INCOME (LOSS) Income (Loss) From Continuing Operations $ (6) $ (182) $ (333) $ 15 $ — $ 136 Adjustments: Amortization of acquired intangible assets(2) 2 13 2 2 3 6 Restructuring and related costs 29 39 15 4 11 9 Goodwill impairment — 358 358 — — — (Gain) loss on divestitures and transaction costs, net 2 (158) 1 1 3 (163) Litigation settlements (recoveries), net (21) (32) (1) — (3) (28) Other charges (credits) (1) (1) (1) — (1) 1 Total Non-GAAP Adjustments 11 219 374 7 13 (175) Income tax adjustments(3) (3) 24 (36) — (4) 64 Adjusted Net Income $ 2 $ 61 $ 5 $ 22 $ 9 $ 25 Revenue at Constant Currency, Adjusted Net Income (Loss), Adjusted Effective Tax Rate, Adjusted Operating Income (Loss) and Adjusted EBITDA

20 CONTINUED (in millions) Q1 2023 FY 2022 Q4 2022 Q3 2022 Q2 2022 Q1 2022 ADJUSTED EFFECTIVE TAX Income (Loss) Before Income Taxes $ (8) $ (127) $ (365) $ 23 $ 5 $ 210 Adjustment: Total Non-GAAP Adjustments 11 219 374 7 13 (175) Adjusted PBT Before Adjustment for Divestitures 3 92 9 30 18 35 Divestitures(1) — (2) — — — (2) Adjusted PBT $ 3 $ 90 $ 9 $ 30 $ 18 $ 33 Income tax expense (benefit) $ (2) $ 55 $ (32) $ 8 $ 5 $ 74 Income tax adjustments(3) 3 (24) 36 — 4 (64) Adjusted Income Tax Expense (Benefit) 1 31 4 8 9 10 Adjusted Net Income (Loss) Before Adjustment for Divestitures 2 61 5 22 9 25 Divestitures(1) — (2) — — — (2) Adjusted Net Income (Loss) $ 2 $ 59 $ 5 $ 22 $ 9 $ 23 ADJUSTED OPERATING INCOME (LOSS) Income (Loss) Before Income Taxes $ (8) $ (127) $ (365) $ 23 $ 5 $ 210 Adjustment: Total non-GAAP adjustments 11 219 374 7 13 (175) Interest expense 27 84 25 22 18 19 Adjusted Operating Income (Loss) Before Adjustment for Divestitures 30 176 34 52 36 54 Divestitures(1) — (2) — — — (2) Adjusted Operating Income (Loss) $ 30 $ 174 $ 34 $ 52 $ 36 $ 52

21 (in millions) Q1 2023 FY 2022 Q4 2022 Q3 2022 Q2 2022 Q1 2022 ADJUSTED EBITDA Net Income (Loss) $ (6) $ (182) $ (333) $ 15 $ — $ 136 Income tax expense (benefit) (2) 55 (32) 8 5 74 Depreciation and amortization 61 230 62 54 53 61 Contract inducement amortization 1 3 1 1 1 — Interest expense 27 84 25 22 18 19 EBITDA Before Adjustment for Divestitures 81 190 (277) 100 77 290 Divestitures(1) — (2) — — — (2) EBITDA 81 188 (277) 100 77 288 Adjustments: Restructuring and related costs 29 39 15 4 11 9 Goodwill impairment — 358 358 — — — (Gain) loss on divestitures and transaction costs, net 2 (158) 1 1 3 (163) Litigation settlements (recoveries), net (21) (32) (1) — (3) (28) Other charges (credits) (1) (1) (1) — (1) 1 Adjusted EBITDA $ 90 $ 394 $ 95 $ 105 $ 87 $ 107 1. Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented. 2. Included in Depreciation and amortization on the Consolidated Statements of Income (Loss). 3. The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the adjustments listed. CONTINUED

22 CONTINUED (Amounts are in whole dollars, shares are in thousands and margins are in %) Q1 2023 FY 2022 Q4 2022 Q3 2022 Q2 2022 Q1 2022 ADJUSTED DILUTED EPS(1) Weighted Average Common Shares Outstanding 218,410 215,886 216,500 215,775 215,629 215,503 Adjustments: Restricted stock and performance units / shares — 3,612 4,296 3,668 3,489 2,994 Adjusted Weighted Average Common Shares Outstanding 218,410 219,498 220,796 219,443 219,118 218,497 Diluted EPS from Continuing Operations $ (0.04) $ (0.89) $ (1.55) $ 0.06 $ (0.01) $ 0.61 Adjustments: Total non-GAAP adjustments 0.05 1.01 1.72 0.03 0.06 (0.80) Income tax adjustments(2) (0.01) 0.11 (0.16) — (0.02) 0.29 Adjusted Diluted EPS $ 0.00 $ 0.23 $ 0.01 $ 0.09 $ 0.03 $ 0.10 ADJUSTED EFFECTIVE TAX RATE Effective tax rate 20.8% (43.9) % 8.7% 33.8% 99.6% 35.2 % Adjustments: Total non-GAAP adjustments 14.2 78.2 39.9 (6.3) (52.9) (5.6) Adjusted Effective Tax Rate(2) 35.0% 34.3% 48.6% 27.5% 46.7% 29.6 % Adjusted Weighted Average Shares Outstanding, Adjusted Diluted EPS, Adjusted Effective Tax Rate, Adjusted Operating Margin, and Adjusted EBITDA Margin

CONTINUED

CONDUENT

(Margins are in %)	Q1 2023	FY 2022	Q4 2022	Q3 2022	Q2 2022	Q1 2022
ADJUSTED OPERATING MARGIN						
Income (Loss) Before Income Taxes Margin	(0.9)%	(3.3)%	(37.0)%	2.4 %	0.5 %	21.7 %
Adjustments:						
Total non-GAAP adjustments	1.3	5.7	37.9	0.6	1.5	(18.1)
Interest expense	2.9	2.2	2.5	2.3	1.9	2.0
Margin for Adjusted Operating Income Before Adjustment for Divestitures	3.3	4.6	3.4	5.3	3.9	5.6
Divestitures[3]	—	(0.1)	—	—	—	(0.2)
Margin for Adjusted Operating Income	3.3 %	4.5 %	3.4 %	5.3 %	3.9 %	5.4 %
ADJUSTED EBITDA MARGIN						
EBITDA Margin Before Adjustment for Divestitures	8.8 %	4.9 %	(28.1)%	10.2 %	8.3 %	30.0 %
Divestitures[3]	—	—	—	—	—	—
EBITDA Margin	8.8	4.9	(28.1)	10.2	8.3	30.0
Total non-GAAP adjustments	1.0	5.4	37.7	0.5	1.1	(18.7)
Divestitures[3]	—	—	—	—	—	—
Adjusted EBITDA Margin Before Adjustment for Divestitures	9.8	10.3	9.6	10.7	9.4	11.3
Divestitures[3]	—	(0.1)	—	—	—	(0.2)
Adjusted EBITDA Margin	9.8 %	10.2 %	9.6 %	10.7 %	9.4 %	11.1 %

1. *Average shares for the 2023 and 2022 calculation of adjusted EPS excludes 5.4 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of approximately $2 million each quarter.*
2. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the Total Non-GAAP adjustments.*
3. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*

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CONTINUED

CONDUENT

Free Cash Flow and Adj. Free Cash Flow

(in millions)	Q1 2023	FY 2022	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Operating Cash Flow	$ (12)	$ 144	$ 51	$ 98	$ (16)	$ 11
Cost of additions to land, buildings and equipment	(11)	(92)	(30)	(11)	(17)	(34)
Cost of additions to internal use software	(11)	(61)	(13)	(16)	(16)	(16)
Free Cash Flow	**(34)**	**(9)**	**8**	**71**	**(49)**	**(39)**
Transaction costs	1	8	2	3	2	1
Vendor finance lease payments	(4)	(10)	(3)	(2)	(2)	(3)
Portion of Texas litigation settlement (recoveries) recognized in Litigation settlements (recoveries), net	—	(24)	—	—	—	(24)
Proceeds from failed sale-leaseback transactions	—	13	13	—	—	—
Tax payment related to divestitures and litigation recoveries	—	28	4	6	18	—
Adjusted Free Cash Flow	**$ (37)**	**$ 6**	**$ 24**	**$ 78**	**$ (31)**	**$ (65)**

The below footnotes correspond to the "Q1 2023 Cash Flow and Balance Sheet" slide

(1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted Free Cash Flow.

(2) Total Cash includes $21M and $16M of restricted cash as of March 31, 2023 and December 31, 2022, respectively.

(3) Revolving credit facility and Term Loan A interest rate: LIBOR + 225 bps; Term Loan B: LIBOR + 425 bps.

(4) Total Debt as of March 31, 2023 and December 31, 2022 includes Term Loan A, Term Loan B, Senior Notes and Revolving credit facility borrowings and excludes finance leases and other as well as deferred financing costs.

(5) $548M of available capacity under Revolving Credit Facility as of March 31, 2023.

(6) Capex refers to additions to Land, Buildings & Equipment, Internal Use Software, Software Product Additions and Software as a Service Implementation Cost.

(7) Net debt (Total Debt less unrestricted cash) divided by TTM Adjusted EBITDA (not adjusted for divestitures).

(8) Debt maturity amounts exclude finance leases, other loans and potential mandatory prepayments.

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